EXHIBIT 99.4

                   FORM OF STOCK OPTION ASSUMPTION AGREEMENT
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                                                                    Exhibit 99.4

                                 MICROMUSE INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                               NETOPS CORPORATION

                          1997 Long-Term Incentive Plan

Optionee: <<Name>>,

            STOCK OPTION ASSUMPTION AGREEMENT effective as of the 18th day of July, 2000.

            WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of NetOps Corporation, a Delaware corporation ("NetOps"), which were granted to Optionee under the NetOps Corporation 1997 Long-Term Incentive Plan (the "Plan").

            WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

            WHEREAS, NetOps has been acquired by Micromuse Inc., a Delaware corporation ("Micromuse") through the merger of NetOps with and into Micromuse (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Micromuse and NetOps, dated June 21, 2000 (the "Merger Agreement").

            WHEREAS, the provisions of the Merger Agreement require the obligations of NetOps under each outstanding option under the Plan to be assumed by Micromuse at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

            WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.006705 of a share of Micromuse common stock ("Micromuse Stock") for each outstanding share of NetOps common stock ("NetOps Stock").

            WHEREAS, the purpose of this Agreement is to evidence the assumption by Micromuse of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by Micromuse in the Merger.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. The number of shares of NetOps Stock subject to the options held by Optionee immediately prior to the Effective Time (the "NetOps Options") and the exercise price payable per share are set forth below. Micromuse hereby assumes, as of the Effective Time, all the duties and obligations of NetOps under each of the NetOps Options. In connection with such
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assumption, the number of shares of Micromuse Stock purchasable under each
NetOps Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Micromuse Stock subject to each NetOps Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Micromuse Stock under the assumed NetOps Option shall also be as indicated for that option below.

------------------------------------------------------------------------------------------
           NETOPS STOCK OPTIONS                           MICROMUSE ASSUMED OPTIONS
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
  # of Shares of        Exercise Price         # of Shares of           Adjusted Exercise
NetOps Common Stock        per Share        Micromuse Common Stock       Price per Share
-------------------------------------------------------------------------------------------
 <<NetOps_Shares>>     $<<NetOps_Price>>     <<Micromuse_Shares>>      $<<Micromuse_Price>>
-------------------------------------------------------------------------------------------

            2. The intent of the foregoing adjustments to each assumed NetOps Option is to assure that the spread between the aggregate fair market value of the shares of Micromuse Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the NetOps Stock subject to the NetOps Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the NetOps Option immediately prior to the Merger.

            3. As a result of the Merger, the maximum term of each NetOps option was extended five (5) years from the Effective Date to July 18, 2005, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

            4. The following provisions shall govern each NetOps Option hereby assumed by Micromuse:

                        (a) Unless the context otherwise requires, all
            references in each Option Agreement and the applicable Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean Micromuse,
            (ii) all references to "Stock," "Common Stock", "Employee Stock" or "Shares" shall mean shares of Micromuse Stock, (iii) all references to the "Board" shall mean the Board of Directors of Micromuse and
            (iv) all references to the "Committee" shall mean the Compensation Committee of the Micromuse Board of Directors.

                        (b) Except as modified by this Agreement in Paragraph 3
            above, the grant date of each assumed NetOps Option and all other provisions which govern either the exercise or the termination of the assumed NetOps Option


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            shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Micromuse Stock under the assumed NetOps Option.

                        (c) Each NetOps Option hereby assumed by Micromuse shall
            continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                        (d) For purposes of applying any and all provisions of
            the Option Agreement and the Plan relating to Optionee's status as an employee of NetOps, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee to Micromuse or any present or future majority-owned Micromuse subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed NetOps Options upon Optionee's cessation of service as an employee of NetOps shall hereafter be applied on the basis of Optionee's cessation of employee status with Micromuse and its subsidiaries, and each assumed NetOps Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee status.

                        (e) The adjusted exercise price payable for the
            Micromuse Stock subject to each assumed NetOps Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Micromuse Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as NetOps Stock prior to the Merger shall be taken into account.

                        (f) In order to exercise each assumed NetOps Option,
            Optionee must deliver to Micromuse a written notice of exercise in which the number of shares of Micromuse Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Micromuse Stock and should be delivered to Micromuse at the following address:

                        Micromuse Inc.
                        139 Townsend Street
                        San Francisco, CA 94107
                        Attention:  Jim DeGolia

            5. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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            IN WITNESS WHEREOF, Micromuse Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 18th day of July, 2000.


                                    MICROMUSE INC.


                                    By: _____________________________________
                                        Jim DeGolia, General Counsel


                                 ACKNOWLEDGMENT

            The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her NetOps Options hereby assumed by Micromuse are as set forth in the Option Agreement, the applicable Plan and such Stock Option Assumption Agreement.


                                    _________________________________________
                                    <<Name>>, OPTIONEE


DATED: __________________, 2000


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